Exhibit 99.1

For Immediate Release
August 4, 2020

TCG BDC, Inc. Announces Second Quarter 2020 Financial Results and Declares Third Quarter 2020 Regular Dividend of $0.32 Per Common Share and Special Dividend of $0.05 per Common Share

New York - TCG BDC, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “TCG BDC” or the “Company”) (NASDAQ: CGBD) today announced its financial results for its second quarter ended June 30, 2020.

Linda Pace, TCG BDC’s Chief Executive Officer said, "Our portfolio is performing well and driving solid income generation for shareholders despite substantial economic uncertainty. Actions we have undertaken over the past quarter have fortified our balance sheet and provided significant capital flexibility to support our borrowers. TCG BDC is well positioned to deliver attractive returns for all of our stakeholders.”

Selected Financial Highlights

(dollar amounts in thousands, except per share data)	June 30, 2020	March 31, 2020
Total investments, at fair value	$1,907,555	$2,024,277
Total assets	1,958,634	2,126,826
Total debt	1,035,799	1,262,960
Total net assets	$883,304	$798,534
Net assets per common share	$14.80	$14.18

	For the three month periods ended
	June 30, 2020	March 31, 2020
Total investment income	$45,275	$50,545
Net investment income (loss)	21,692	23,972
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments and non-investment assets and liabilities	34,466	(145,072)
Net increase (decrease) in net assets resulting from operations	$56,158	$(121,100)

Per weighted-average common share—Basic:
Net investment income (loss), net of preferred dividend	$0.38	$0.42
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments and non-investment assets and liabilities	0.61	(2.57)
Net increase (decrease) in net assets resulting from operations attributable to common stockholders	$0.99	$(2.15)
Weighted-average shares of common stock outstanding—Basic	56,308,616	57,112,193
Regular dividends declared per common share	$0.37	$0.37
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Second Quarter 2020 Highlights
(dollar amounts in thousands, except per share data)
•Net investment income for the three month period ended June 30, 2020 was $21,692, or $0.39 per share, ($21,138, or $0.38 per common share, net of the preferred dividend) as compared to $23,972, or $0.42 per share, for the three month period ended March 31, 2020;
•Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments and non-investment assets and liabilities for the three month period ended June 30, 2020 was $34,466, or $0.61 per share, as compared to $(145,072), or $(2.57) per share, for the three month period ended March 31, 2020;
•Net increase (decrease) in net assets resulting from operations for the three month period ended June 30, 2020 was $56,158, or $0.99 per common share, as compared to $(121,100), or $(2.12) per share, for the three month period ended March 31, 2020; and
•On August 3, 2020, the Board of Directors declared a regular quarterly common dividend of $0.32 plus a special dividend of $0.05, which are payable on October 16, 2020 to common stockholders of record on September 30, 2020.

Portfolio and Investment Activity
(dollar amounts in thousands, except per share data, unless otherwise noted)

As of June 30, 2020, the fair value of our investments was approximately $1,907,555, comprised of 142 investments in 111 portfolio companies/investment fund across 28 industries with 63 sponsors. This compares to the Company’s portfolio as of March 31, 2020, as of which date the fair value of our investments was approximately $2,024,277, comprised of 138 investments in 110 portfolio companies/investment fund across 28 industries with 63 sponsors.
As of June 30, 2020 and March 31, 2020, investments consisted of the following:

	June 30, 2020		March 31, 2020
Type—% of Fair Value	Fair Value	% of Fair Value	Fair Value	% of Fair Value
First Lien Debt (excluding First Lien/Last Out)	$1,316,786	69.03%	$1,478,357	73.02%
First Lien/Last Out	78,127	4.10	56,408	2.79
Second Lien Debt	278,623	14.61	275,055	13.59
Equity Investments	31,756	1.66	29,323	1.45
Investment Fund	202,263	10.60	185,134	9.15
Total	$1,907,555	100.00%	$2,024,277	100.00%
The following table shows our investment activity for the three month period ended June 30, 2020:

	Funded		Sold/Repaid
Principal amount of investments:	Amount	% of Total	Amount	% of Total
First Lien Debt (excluding First Lien/Last Out)	$41,273	65.43%	$(227,302)	86.03%
First Lien/Last Out	20,921	33.17	(33,898)	12.83
Second Lien Debt	368	0.58	(3,000)	1.14
Equity Investments	518	0.82	—	—
Investment Fund	—	—	—	—
Total	$63,080	100.00%	$(264,200)	100.00%
Overall, total investments at fair value decreased by 5.8%, or $116,722, during the three month period ended June 30, 2020 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation).

As of June 30, 2020, the weighted average yields for our first and second lien debt investments on an amortized cost basis were 6.94% and 9.29%, respectively, with a total weighted average yield of 7.34%. Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of June 30, 2020. As of June 30, 2020, on a fair value basis, approximately 0.9% of our debt investments bear interest at a fixed rate and approximately 99.1% of our debt investments bear interest at a floating rate, which primarily are subject to interest rate floors.

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Total investments at fair value held by Middle Market Credit Fund, LLC (“Credit Fund”), which is not consolidated with the Company, increased by 4.9%, or $58,817, during the three month period ended June 30, 2020 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation). As of June 30, 2020, Credit Fund had total investments at fair value of $1,258,000, which comprised 97.8% of first lien senior secured loans and 1.7% of second lien senior secured loans at fair value. As of June 30, 2020, approximately 1.7% of Credit Fund's debt investments bear interest at a fixed rate and approximately 98.3% of investments in the portfolio were floating rate debt investments, which primarily are subject to interest rate floors.
As part of the monitoring process, our Investment Adviser has developed risk policies pursuant to which it regularly assesses the risk profile of each of our debt investments and rates each of them based on categories, which we refer to as “Internal Risk Ratings”. During the second quarter of 2020, our Investment Advisor reevaluated and revised its Internal Risk Ratings and policies across the Carlyle Direct Lending platform to more appropriately assess portfolio risk across all market conditions, including the current COVID-19 environment. The revised methodology incorporates greater focus on expectations for future company performance and industry outlook, and creates greater consistency in risk rating assignment across all investments by removing from the rating methodology the direct tie of historical financial results to the "base case" projections derived at the time of our initial investment. Under the revised methodology, an Internal Risk Rating of 1 – 5, which are defined below, is assigned to each debt investment in our portfolio, compared to Internal Risk Ratings of 1 – 6 under the legacy methodology. Key drivers of internal risk rating used in the revised methodology are substantially the same as the legacy methodology, including financial metrics, financial covenants, liquidity and enterprise value coverage.
Internal Risk Ratings Definitions

Rating	Definition
1	Borrower is operating above expectations, and the trends and risk factors are generally favorable.

2	Borrower is operating generally as expected or at an acceptable level of performance. The level of risk to our initial cost bases is similar to the risk to our initial cost basis at the time of origination. This is the initial risk rating assigned to all new borrowers.

3	Borrower is operating below expectations and level of risk to our cost basis has increased since the time of origination. The borrower may be out of compliance with debt covenants. Payments are generally current although there may be higher risk of payment default.

4	Borrower is operating materially below expectations and the loan’s risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due, but generally not by more than 120 days. It is anticipated that we may not recoup our initial cost basis and may realize a loss of our initial cost basis upon exit.

5	Borrower is operating substantially below expectations and the loan’s risk has increased substantially since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. It is anticipated that we will not recoup our initial cost basis and may realize a substantial loss of our initial cost basis upon exit.
Our Investment Adviser monitors and, when appropriate, changes the investment ratings assigned to each debt investment in our portfolio. Our Investment Adviser reviews our investment ratings in connection with our quarterly valuation process. The following table summarizes the Internal Risk Ratings of our debt portfolio as of June 30, 2020:

	June 30, 2020
	Fair Value	% of Fair Value
(dollar amounts in millions)
Internal Risk Rating 1	$37.3	2.23%
Internal Risk Rating 2	1,145.7	68.45
Internal Risk Rating 3	412.4	24.65
Internal Risk Rating 4	36.8	2.20
Internal Risk Rating 5	41.3	2.47
Total	$1,673.5	100.00%
As of June 30, 2020, the weighted average Internal Risk Rating of our debt investment portfolio was 2.3.

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Consolidated Results of Operations
(dollar amounts in thousands, except per share data)
Total investment income for the three month periods ended June 30, 2020 and March 31, 2020 was $45,275 and $50,545, respectively. This $5,270 net decrease during the three month period ended June 30, 2020 was due to a decrease in interest income primarily due to a lower investment balance and lower LIBOR, a decrease in income recognized from the acceleration of OID due to lower repayments, and lower total income from Credit Fund.

Total expenses for the three month periods ended June 30, 2020 and March 31, 2020 were $23,583 and $26,573, respectively. This $2,990 net decrease during the three month period ended June 30, 2020 was primarily attributable to a decrease in interest expense, base management fees and incentive fees.

During the three month period ended June 30, 2020, the Company recorded a net realized and unrealized gain on investments of $34,472, primarily driven by tightening spreads resulting in increases in fair value.

Liquidity and Capital Resources
(dollar amounts in thousands, except per share data)

As of June 30, 2020, the Company had cash and cash equivalents of $29,916, secured notes payable (before debt issuance costs) of $449,200, secured borrowings outstanding of $474,386, senior unsecured notes of $115,000, and convertible preferred equity of $50,000. As of June 30, 2020, the Company had $488,614 of remaining unfunded commitments and $241,019 available for additional borrowings under its revolving credit facilities, subject to leverage and borrowing base restrictions.

Dividends

On August 3, 2020, the Board of Directors declared a regular quarterly common dividend of $0.32 plus a special dividend of $0.05, which are payable on October 16, 2020 to common stockholders of record on September 30, 2020.
On June 30, 2020, the Company declared a cash dividend on the Preferred Stock for the period from May 5, 2020 through June 30, 2020 in the amount of $0.277 per preferred share to the holder of record on June 30, 2020, which is payable September 30, 2020.

Conference Call

The Company will host a conference call at 11:00 a.m. EDT on Wednesday, August 5, 2020 to discuss these quarterly financial results. The call and webcast will be available on the TCG BDC website at tcgbdc.com. The call may be accessed by dialing +1 (866) 394-4623 (U.S.) or +1 (409) 350-3158 (international) and referencing “TCG BDC Financial Results Call.” The conference call will be webcast simultaneously via a link on TCG BDC’s website and an archived replay of the webcast also will be available on the website soon after the live call for 21 days.
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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollar amounts in thousands, except per share data)

	June 30, 2020	March 31, 2020
	(unaudited)	(unaudited)
ASSETS
Investments, at fair value
Investments—non-controlled/non-affiliated, at fair value (amortized cost of $1,808,731 and $2,007,160, respectively)	$1,692,073	$1,826,422
Investments—controlled/affiliated, at fair value (amortized cost of $239,618 and $240,167, respectively)	215,482	197,855
Total investments, at fair value (amortized cost of $2,048,349 and $2,247,327, respectively)	1,907,555	2,024,277
Cash and cash equivalents	29,916	65,525
Receivable for investment sold	53	15,655
Deferred financing costs	3,749	4,026
Interest receivable from non-controlled/non-affiliated investments	10,873	10,406
Interest and dividend receivable from controlled/affiliated investments	5,589	6,350
Prepaid expenses and other assets	899	587
Total assets	$1,958,634	$2,126,826
LIABILITIES
Secured borrowings	$474,386	$701,609
2015-1 Notes payable, net of unamortized debt issuance costs of $2,788 and $2,849, respectively	446,413	446,351
Senior Notes	115,000	115,000
Payable for investments purchased	61	24,345
Interest and credit facility fees payable	4,532	6,100
Dividend payable	21,379	20,824
Base management and incentive fees payable	11,572	12,333
Administrative service fees payable	129	98
Other accrued expenses and liabilities	1,858	1,632
Total liabilities	1,075,330	1,328,292

NET ASSETS
Cumulative convertible preferred stock, $0.01 par value; 2,000,000 and 0 shares authorized; 2,000,000 and 0 shares issued and outstanding as of June 30, 2020 and March 31, 2020, respectively	50,000	—
Common stock, $0.01 par value; 200,000,000 shares authorized; 56,308,616 and 56,308,616 shares issued and outstanding at June 30, 2020 and March 31, 2020, respectively	563	563
Paid-in capital in excess of par value	1,093,250	1,093,250
Offering costs	(1,633)	(1,633)
Total distributable earnings (loss)	(258,876)	(293,646)
Total net assets	$883,304	$798,534
NET ASSETS PER COMMON SHARE	$14.80	$14.18

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollar amounts in thousands, except per share data)
(unaudited)

	For the three month periods ended
	June 30, 2020	March 31, 2020
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$36,036	$41,465
Other income	3,547	2,344
Total investment income from non-controlled/non-affiliated investments	39,583	43,809
From controlled/affiliated investments:
Interest income	192	3,236
Dividend income	5,500	3,500
Total investment income from controlled/affiliated investments	5,692	6,736
Total investment income	45,275	50,545
Expenses:
Base management fees	7,065	7,386
Incentive fees	4,667	5,086
Professional fees	678	667
Administrative service fees	266	106
Interest expense	9,443	12,179
Credit facility fees	788	590
Directors’ fees and expenses	121	96
Other general and administrative	455	411
Total expenses	23,483	26,521
Net investment income (loss) before taxes	21,792	24,024
Excise tax expense	100	52
Net investment income (loss)	21,692	23,972
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments and non-investment assets and liabilities:
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	(47,784)	(1,697)
Currency gains (losses) on non-investment assets and liabilities	635	(150)
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/non-affiliated	64,082	(117,042)
Controlled/affiliated	18,174	(28,521)
Net change in unrealized currency gains (losses) on non-investment assets and liabilities	(641)	2,338
Net realized and unrealized gain (loss) on investments and non-investment assets and liabilities	34,466	(145,072)
Net increase (decrease) in net assets resulting from operations	56,158	(121,100)
Preferred stock dividend	554	—
Net increase (decrease) in net assets resulting from operations attributable to Common Stockholders	$55,604	$(121,100)
Basic and diluted earnings per common share:
Basic	$0.99	$(2.12)
Diluted	$0.94	$(2.12)
Weighted-average shares of common stock outstanding:
Basic	56,308,616	57,112,193
Diluted	59,547,482	57,112,193
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About TCG BDC, Inc.

TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. Since it commenced investment operations in May 2013 through June 30, 2020, TCG BDC has invested approximately $5.9 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Web: tcgbdc.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve substantial risks and uncertainties, including the impact of COVID-19 on the business. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:	Media:
Daniel Harris	Brittany Berliner
+1-212-813-4527 daniel.harris@carlyle.com	+1-212-813-4839 brittany.berliner@carlyle.com
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